EXHIBIT 10.1

AMENDMENT NUMBER 3

TO THE AMENDED AND RESTATED
SUPPORT SERVICES AGREEMENT
BETWEEN COMCAST AND SUPPORT.COM

THIS AMENDMENT NUMBER 3 (“Amendment 3”) to the SUPPORT SERVICES AGREEMENT dated October 25, 2010 as amended and restated on July 5, 2012 and subsequently further  amended (the “Agreement”)  is entered into this 25th day of February, 2013 (the “Amendment 3 Effective Date”) by and between Comcast Cable Communications Management, LLC, a Delaware limited liability company, on behalf of its applicable affiliates and subsidiaries, with offices at One Comcast Center, 1701 JFK Blvd., Philadelphia, PA 19103 (“Comcast” or “Reseller”) and Support.com, Inc., a Delaware corporation with offices at 1900 Seaport Boulevard, Redwood City, CA 94063 (“Support.com”), each a “Party” and collectively the “Parties.”  Defined terms in the Agreement shall have the same meaning in this Amendment.

WHEREAS, Comcast has launched a program to provide remote tech support services for small business (“Comcast Business Class Signature Support Program” or “CBCSS Program”) which is the subject of Program Description No. 2 to the Agreement (“Program Description No. 2”); and

WHEREAS, the Parties wish to amend Program Description No. 2 as provided herein;

NOW, THEREFORE, the Parties agree as follows:

1.	Extension of SKU Pricing Review

The paragraph labeled “SKU pricing review” following the chart at the end of Section 3.2 (“CBCSS Support SKUs”) of Program Description No. 2 is hereby amended to read as follows:

SKU pricing review.  In addition to Support.com’s termination right in Section 11.3, if, by September 30, 2013, an officer of a Party (the “Initiating Party”) certifies in writing to the other Party that continuation of the SKUs offered at the prices set forth herein will cause the CBCSS Program not to be reasonably profitable over the term of the Agreement for the Initiating Party, the Parties shall meet during the 30 days following September 30, 2013 to negotiate in good faith revised SKU fees.  In the event that Parties cannot agree on a revised SKU fee schedule within thirty (30) days from the Initiating Party’s notice of certification, the Initiating Party has the right to terminate this Program Description No. 2 upon six (6) months’ prior written notice without payment of any penalty.

   2.  Effect of Amendment

  Except as expressly amended herein, the Agreement remains in full force and effect.

 IN WITNESS WHEREOF the Parties have entered into this Amendment 3 as of the Amendment 3 Effective Date.

COMCAST CABLE COMMUNICATIONS                                                                          SUPPORT.COM, INC.
MANAGEMENT, LLC

By:_________________________                                                                                  By:__________________________
Name:                                                                                                                                          Name:
Title:                                                                                                                                            Title:
Date:                                                                                                                                            Date: